EXHIBIT 99.1

Table of Contents

Earnings Release and Table Listing

  Earnings Release Narrative
  Consolidated Balance Sheets
  Consolidated Statements of Income
  Selected Financial Data
    Net income by business segment
    Selected financial ratios
    Asset and liability activity
    Capital ratios (Bank only)
    Book value per share
    Number of branches including in-store locations
    Average balance sheet data
    Loan and deposit related fees
    Loan servicing income (loss), net
    Net gains (losses) on sales of loans and mortgage-backed securities
    Mortgage servicing rights activity
    Mortgage loans serviced for others
    Loans held for investment
    Loans held for sale, net
    Delinquent loans
    Non-performing assets

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Thomas E. Prince Chief Operating Officer Chief Financial Officer (949) 509-4440

DOWNEY ANNOUNCES FOURTH QUARTER EARNINGS

          Newport Beach, California — January 18, 2005 — Downey Financial Corp. (NYSE: DSL) reported that net income for the fourth quarter of 2004 totaled $46.4 million or $1.66 per share on a diluted basis, up 95% from $23.8 million or $0.85 per share in the year-ago fourth quarter.

          Net income for 2004 totaled $107.7 million or $3.85 per share on a diluted basis, up 6% from last year’s $101.7 million or $3.64 per share. A key contributor to the increase between years was a lower effective tax rate, due to a $5.6 million reduction in the current year federal income tax expense associated with the settlement of prior-year tax returns. Pre-tax income was little changed between years, up $0.7 million, primarily reflecting:

  A $29.3 million or 10% growth in net interest income due to growth in average interest-earning assets;
  A $7.8 million favorable change in loan servicing income;
  A $7.5 million increase in loan and deposit related fees; and
  A $4.1 million increase in income from real estate and joint ventures held for investment due to higher gains from sales.

Those favorable pre-tax factors were partially offset by:

  A $21.8 million or 10% increase in general and administrative expense;
  A $7.0 million decline in net gains on sales of loans and mortgage-backed securities due primarily to a lower gain per dollar of loan sold;
  A $6.6 million unfavorable change in provision for loan losses primarily reflecting growth in the loan portfolio;
  A $5.7 million unfavorable change associated with securities gains/losses, virtually all of which related to a partial economic hedge against value changes of mortgage servicing rights; and
  A $4.1 million loss on extinguishment of debt, which represented the recognition in 2004 of deferred issuance costs associated with the redemption of $124 million of 10% junior subordinated debentures prior to their maturity. This debt was replaced with lower cost senior debt.

          Daniel D. Rosenthal, President and Chief Executive Officer, commented, "We ended 2004 with a significantly higher level of assets than year-end 2003 due to record loan originations, and we continue to have a strong capital position. During the fourth quarter, we completed the previously announced sale of approximately 80% of the loans we service for others. Those sales are expected to reduce our earnings

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volatility, since the amount of mortgage servicing rights we now own is significantly lower. Given that reduced risk, we sold the securities established as a partial economic hedge against value changes of our mortgage servicing rights. In addition, we continue to originate more adjustable rate mortgages than we need to satisfy the growth of our balance sheet. We will continue to do so as long as we can profitably sell them."

Net Interest Income

          Net interest income totaled $90.0 million in the current quarter, up $24.7 million or 38% between fourth quarters. The increase reflected higher interest-earning assets, which averaged $15.315 billion in the current quarter, up 41% from a year ago. The effective interest rate spread averaged 2.35% in the current quarter, down from 2.40% a year ago. The decline between fourth quarters was due to the yield on interest-earning assets not rising as much as the cost of funds.

          For 2004, net interest income totaled $317.9 million, up $29.3 million or 10% from a year ago.

Provision for Loan Losses

          During the current quarter, $1.6 million of provision for loan losses was reversed, compared to a $0.3 million reversal in the year-ago fourth quarter. The current quarter reversal primarily reflected a recovery of a previous period charge-off of a commercial real estate loan that was repaid, whereas the year-ago reversal primarily reflected an improvement in credit quality. The allowance for loan losses was $35 million at December 31, 2004, compared to $30 million at year-end 2003. Net recoveries totaled $1.7 million in the current quarter, compared to net charge-offs of $0.2 million in the year-ago quarter.

          For 2004, provision for loan losses totaled $2.9 million and net recoveries were $1.5 million. That compares to a $3.7 million reversal and net charge-offs of $1.0 million a year ago.

Other Income

          Other income totaled $48.0 million in the current quarter, up $21.2 million from a year ago. Contributing to the increase between fourth quarters was:

  A $17.2 million increase in net gains on sales of loans and mortgage-backed securities, due to higher loan sales and a higher gain per dollar of loan sold. The current quarter included a SFAS 133 loss of $5.0 million, whereas the year-ago quarter included a $1.0 million SFAS 133 gain. Excluding the impact of SFAS 133, a gain equal to $27.8 million or 0.87% on sales of $3.198 billion was realized, compared to the year-ago gain of $4.5 million or 0.48% on secondary market sales of $941 million. Included in the current quarter sales was the previously announced sale of approximately $1.0 billion of seasoned adjustable rate residential one-to-four unit loans that were held for investment. Those loans were tied to the 12-month moving average of annual yields on actively traded U.S. Treasury securities adjusted to a constant maturity of one year ("MTA") that are expected to be replaced with higher yielding adjustable rate product. While the sale temporarily results in assets growing more slowly than growth in retained earnings, asset growth is expected to grow more in line with the growth in retained earnings, to include the replacement of the MTA loans that were sold, by the end of the first quarter of 2005. Initially, the sale will reduce net interest income until the loans are replaced. However, it is expected a breakeven point for the lost net interest income will occur by mid-year 2005, when considering the gain from this sale. After mid-2005, overall profits should be enhanced from the higher yielding loans.
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  A $4.8 million increase in loan and deposit related fees.
  A $4.6 million increase in income from real estate and joint ventures held for investment, as gains totaled $4.9 million in the current quarter compared to $0.4 million a year ago.
  A $3.1 million increase in securities gains/losses due to the gain realized in the current quarter from the sale of securities associated with the partial economic hedge against value changes of mortgage servicing rights.

Those favorable items were partially offset by a $8.6 million unfavorable change in loan servicing income, which was primarily due to the unfavorable change in the valuation allowance for mortgage servicing rights. The current quarter included a $1.5 million addition for impairment, whereas the year-ago quarter included a $7.7 million reduction of impairment. At December 31, 2004, mortgage loans serviced for others totaled $6.673 billion, of which $4.542 billion represented loans sub-serviced without mortgage servicing rights. At year-end 2004, mortgage servicing rights, net of a $3 million valuation allowance, totaled $18 million or 0.86% of the $2.100 billion of associated loans serviced for others.

          For 2004, other income totaled $91.4 million, up $0.4 million from a year ago.

Operating Expense

          Operating expense totaled $59.2 million in the current quarter, up $8.0 million or 16% from the fourth quarter of 2003, due primarily to higher general and administrative expense. The increase was primarily associated with a rise of $5.3 million or 16% in salaries and related costs.

          For 2004, operating expense totaled $229.5 million, up $22.4 million or 11% from a year ago.

Assets, Loan Originations and Deposits

          At December 31, 2004, assets totaled $15.649 billion, up $4.002 billion or 34% from December 31, 2003, and up slightly from the previous quarter end. While portfolio originations exceeded loan payoffs during the quarter, that growth was essentially offset by the previously mentioned sale of approximately $1.0 billion of loans held for investment.

          Loan originations (including purchases) totaled a record $4.590 billion in the current quarter, up from $2.609 billion in the fourth quarter of 2003. Loans originated for sale increased $1.633 billion to $2.522 billion, while single family loans originated for portfolio increased by $352 million to $1.927 billion. Of the current quarter total originated for portfolio, $218 million represented subprime credits. At quarter end, the subprime portfolio totaled $1.254 billion, with an average loan-to-value ratio at origination of 71% and, of the total, 95% represented "Alt. A and A-" credits. In addition to single family loans, $141 million of other loans were originated in the quarter.

          Deposits totaled $9.658 billion at December 31, 2004, up $1.364 billion or 16% since year-end 2003. During the quarter:

  Three traditional branches were opened, two of which replaced in-store branches closed during the second quarter and the third, a new branch in Arizona; and
  Two in-store branches were closed due to a decision by the grocery company to close the stores in which they were located. The deposits in these branches totaled $8 million and were moved to other branch locations.
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This brings the total number of branches to 169, of which 165 are in California and four are in Arizona. At quarter end, the average deposit size of our 76 traditional branches was $103 million, while the average deposit size of our 93 in-store branches was $19 million.

Non-Performing Assets

          Non-performing assets declined $5 million during the quarter to $34 million or 0.22% of total assets, compared to 0.42% at year-end 2003. The decline occurred in both prime and subprime single family credits.

Regulatory Capital Ratios

          At December 31, 2004, Downey Financial Corp.’s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 7.09% and a risk-based capital ratio of 13.71%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

          Certain statements in this release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements do not relate strictly to historical information or current facts. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Downey’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation. Downey does not update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

          For further information contact: Thomas E. Prince, Chief Operating Officer and Chief Financial Officer at (949) 509-4440.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,

(Dollars in Thousands, Except Per Share Data)	2004	2003

Assets
Cash	$119,502	$111,667
Federal funds	-	1,500

Cash and cash equivalents	119,502	113,167
U.S. Treasury securities, agency obligations and other investment securities
available for sale, at fair value	497,009	690,347
Loans held for sale, at lower of cost or fair value	1,118,475	279,657
Mortgage-backed securities available for sale, at fair value	304	334
Loans receivable held for investment	13,423,999	10,116,519
Investments in real estate and joint ventures	55,411	35,716
Real estate acquired in settlement of loans	2,555	5,803
Premises and equipment	106,238	110,316
Federal Home Loan Bank stock, at cost	243,613	123,089
Investment in Downey Financial Capital Trust I	-	3,711
Mortgage servicing rights, net	17,964	82,175
Other assets	63,738	85,146

	$15,648,808	$11,645,980

Liabilities and Stockholders’ Equity
Deposits	$9,657,978	$8,293,758
Federal Home Loan Bank advances	4,559,622	2,125,150
Real estate notes	-	4,161
Senior notes	197,924	-
Junior subordinated debentures	-	123,711
Accounts payable and accrued liabilities	108,217	63,584
Deferred income taxes	117,416	118,598

Total liabilities	14,641,157	10,728,962

Stockholders’ equity
Preferred stock, par value of $0.01 per share; authorized 5,000,000 shares;
outstanding none	-	-
Common stock, par value of $0.01 per share; authorized 50,000,000 shares;
issued 28,235,022 shares at both December 31, 2004 and 2003;
outstanding 27,853,783 shares at December 31, 2004 and 27,928,722
shares at December 31, 2003	282	282
Additional paid-in capital	93,792	93,792
Accumulated other comprehensive income	318	807
Retained earnings	930,051	834,307
Treasury stock, at cost, 381,239 shares at December 31, 2004 and
306,300 shares at December 31, 2003	(16,792)	(12,170)

Total stockholders’ equity	1,007,651	917,018

	$15,648,808	$11,645,980

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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(Dollars in Thousands, Except Per Share Data)	2004	2003	2004	2003

Interest income
Loans receivable	$159,837	$111,117	$540,138	$504,480
U.S. Treasury securities and agency obligations	4,589	4,982	20,750	12,502
Mortgage-backed securities	3	10	12	61
Other investments	2,043	1,071	6,810	5,407

Total interest income	166,472	117,180	567,710	522,450

Interest expense
Deposits	44,281	33,596	152,258	161,825
Federal Home Loan Bank advances and other borrowings	28,913	15,197	83,651	59,477
Senior notes	3,295	-	6,881	-
Junior subordinated debentures	-	3,134	7,033	12,535

Total interest expense	76,489	51,927	249,823	233,837

Net interest income	89,983	65,253	317,887	288,613
Provision for (reduction of) loan losses	(1,553)	(281)	2,895	(3,718)

Net interest income after provision for (reduction of) loan losses	91,536	65,534	314,992	292,331

Other income, net
Loan and deposit related fees	17,836	13,044	60,539	53,076
Real estate and joint ventures held for investment, net	5,563	959	13,902	9,835
Secondary marketing activities:
Loan servicing income (loss), net	(1,876)	6,768	(19,225)	(27,060)
Net gains on sales of loans and mortgage-backed securities	22,759	5,554	54,443	61,436
Net gains on sales of mortgage servicing rights	616	-	616	23
Net losses on trading securities	-	-	-	(10,449)
Net gains (losses) on sales of investment securities	3,056	-	(16,103)	8
Litigation award	-	134	-	2,851
Loss on extinguishment of debt	-	-	(4,111)	-
Other	76	359	1,324	1,222

Total other income, net	48,030	26,818	91,385	90,942

Operating expense
Salaries and related costs	38,448	33,144	148,221	134,610
Premises and equipment costs	8,801	8,286	33,980	32,261
Advertising expense	1,158	1,068	5,525	3,712
SAIF insurance premiums and regulatory assessments	825	762	3,151	3,205
Professional fees	717	539	1,828	2,383
Other general and administrative expense	9,238	8,106	37,061	31,828

Total general and administrative expense	59,187	51,905	229,766	207,999
Net operation of real estate acquired in settlement of loans	17	(739)	(256)	(929)

Total operating expense	59,204	51,166	229,510	207,070

Income before income taxes	80,362	41,186	176,867	176,203
Income taxes	33,943	17,428	69,205	74,462

Net income	$46,419	$23,758	$107,662	$101,741

PER SHARE INFORMATION
Basic	$1.67	$0.85	$3.86	$3.64

Diluted	$1.66	$0.85	$3.85	$3.64

Cash dividends declared and paid	$0.10	$0.09	$0.40	$0.36

Weighted average diluted shares outstanding	27,880,352	27,967,760	27,948,179	27,963,449

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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(Dollars in Thousands)	2004	2003	2004	2003

Net income by business segment
Banking	$43,103	$23,188	$99,478	$95,459
Real estate investment	3,316	570	8,184	6,282

Total net income	$46,419	$23,758	$107,662	$101,741

Selected financial ratios
Effective interest rate spread	2.35%	2.40%	2.34%	2.61%
Efficiency ratio (a)	44.69	57.05	57.52	56.70
Return on average assets	1.18	0.84	0.77	0.89
Return on average equity	18.84	10.48	11.37	11.65

Asset and liability activity
Loans for investment portfolio: (b)
Originations:
Residential one-to-four units	$1,708,775	$1,453,333	$7,464,930	$4,336,421
Residential one-to-four units — subprime	218,036	121,119	827,517	317,980
All other	141,238	145,175	628,715	377,355
Repayments	(1,088,690)	(1,205,610)	(4,570,630)	(5,212,106)

Loans originated for sale portfolio (b)	2,522,101	889,144	6,783,718	6,223,868

Loans and mortgage-backed securities sold (c)	(3,197,501)	(941,433)	(6,886,502)	(6,581,856)

Increase (decrease) in loans (including
mortgage-backed securities)	285,404	409,042	4,146,268	(580,432)

Increase (decrease) in assets	9,344	482,886	4,002,828	(335,898)

Increase (decrease) in deposits	106,645	(314,310)	1,364,220	(944,592)

Increase (decrease) in borrowings	(110,944)	865,983	2,504,524	505,227

Earnings Release and Table Listing

	December 31,	September 30,	December 31,
	2004	2004	2003

Capital ratios (Bank only)
Tangible	7.09%	6.94%	7.96%
Core	7.09	6.94	7.96
Risk-based	13.71	13.62	15.55

Book value per share	$36.18	$34.67	$32.83

Number of branches including in-store locations	169	168	172

(a) The amount of general and administrative expense expressed as a percentage of net interest income plus other income, excluding income associated with real estate held for investment, loss on extinguishment of debt and litigation award.
(b) Includes loans purchased.
(c) Includes $2.7 million of non-mortgage commercial loans in second quarter of 2003.
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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended December 31,

	2004			2003

	Average		Average	Average		Average
(Dollars in Thousands)	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Average balance sheet data
Interest-earning assets:
Loans	$14,567,425	$159,837	4.39%	$10,084,352	$111,117	4.41%
Mortgage-backed securities	312	3	3.85	1,384	10	2.89
Investment and trading securities (a)	747,709	6,632	3.53	803,792	6,053	2.99

Total interest-earning assets	15,315,446	166,472	4.35	10,889,528	117,180	4.30
Non-interest-earning assets	399,435			396,662

Total assets	$15,714,881			$11,286,190

Transaction accounts:
Non-interest-bearing checking	$569,859	$-	-%	$441,624	$-	-%
Interest-bearing checking (b)	538,127	499	0.37	464,583	290	0.25
Money market	154,755	409	1.05	139,445	367	1.04
Regular passbook	3,044,570	8,256	1.08	4,041,057	12,154	1.19

Total transaction accounts	4,307,311	9,164	0.85	5,086,709	12,811	1.00
Certificates of deposit	5,368,624	35,117	2.60	3,347,441	20,785	2.46

Total deposits	9,675,935	44,281	1.82	8,434,150	33,596	1.58
FHLB advances and other borrowings (c)	4,595,267	28,913	2.50	1,662,003	15,197	3.63
Senior notes and junior subordinated debentures (d)	197,909	3,295	6.66	123,711	3,134	10.13

Total deposits and borrowings	14,469,111	76,489	2.10	10,219,864	51,927	2.02
Other liabilities	260,351			159,479
Stockholders’ equity	985,419			906,847

Total liabilities and stockholders’ equity	$15,714,881			$11,286,190

Net interest income/interest rate spread		$89,983	2.25%		$65,253	2.28%
Excess of interest-earning assets over deposits and borrowings	$846,335			$669,664
Effective interest rate spread			2.35			2.40

	Twelve Months Ended December 31,

Interest-earning assets:
Loans	$12,791,590	$540,138	4.22%	$10,445,684	$504,480	4.83%
Mortgage-backed securities	322	12	3.73	1,714	61	3.56
Investment and trading securities (a)	770,190	27,560	3.58	608,256	17,909	2.94

Total interest-earning assets	13,562,102	567,710	4.19	11,055,654	522,450	4.73
Non-interest-earning assets	409,717			403,302

Total assets	$13,971,819			$11,458,956

Transaction accounts:
Non-interest-bearing checking	$503,432	$-	-%	$415,995	$-	-%
Interest-bearing checking (b)	537,295	2,007	0.37	446,582	1,164	0.26
Money market	146,806	1,539	1.05	131,134	1,485	1.13
Regular passbook	3,528,345	38,458	1.09	3,958,567	53,109	1.34

Total transaction accounts	4,715,878	42,004	0.89	4,952,278	55,758	1.13
Certificates of deposit	4,381,983	110,254	2.52	3,835,573	106,067	2.77

Total deposits	9,097,861	152,258	1.67	8,787,851	161,825	1.84
FHLB advances and other borrowings (c)	3,555,454	83,651	2.35	1,492,034	59,477	3.99
Senior notes and junior subordinated debentures (d)	172,571	13,914	8.06	123,711	12,535	10.13

Total deposits and borrowings	12,825,886	249,823	1.95	10,403,596	233,837	2.25
Other liabilities	198,780			182,309
Stockholders’ equity	947,153			873,051

Total liabilities and stockholders’ equity	$13,971,819			$11,458,956

Net interest income/interest rate spread		$317,887	2.24%		$288,613	2.48%
Excess of interest-earning assets over deposits and borrowings	$736,216			$652,058
Effective interest rate spread			2.34			2.61

(a) Yields for securities available for sale are calculated using historical cost balances and do not give effect to changes in fair value that are reflected as a component of stockholders’ equity.
(b) Included amounts swept into money market deposit accounts.
(c) Starting in the first quarter of 2004, the impact of interest rate swap contracts was included, with notional amounts totaling $430 million of receive-fixed, pay-3-month LIBOR variable interest, which contracts serve as a permitted hedge against a portion of our FHLB advances.
(d) In June 2004, we issued $200 million of 6.5% 10-year senior notes. In July 2004, we redeemed our junior subordinated debentures before their maturity.
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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(Dollars in Thousands)	2004	2003	2004	2003

Loan and deposit related fees
Loan related fees:
Prepayment fees	$8,284	$4,320	$23,608	$16,780
Other fees	2,152	2,117	8,542	10,479
Deposit related fees:
Automated teller machine fees	2,387	2,187	9,503	8,925
Other fees	5,013	4,420	18,886	16,892

Total loan and deposit related fees	$17,836	$13,044	$60,539	$53,076

Loan servicing income (loss), net
Net cash servicing fees	$3,595	$5,681	$20,945	$21,215
Payoff and curtailment interest cost (a)	(968)	(1,597)	(5,631)	(11,611)
Amortization of MSRs	(2,998)	(5,001)	(17,789)	(24,774)
(Provision for) reduction of impairment of MSRs	(1,505)	7,685	(16,750)	(11,890)

Total loan servicing income (loss), net	$(1,876)	$6,768	$(19,225)	$(27,060)

Net gains (losses) on sales of loans and mortgage-backed
securities
Mortgage servicing rights	$1,835	$9,091	$31,991	$61,110
All other components excluding SFAS 133	25,954	(4,553)	24,817	1,264
SFAS 133	(5,030)	1,016	(2,365)	(938)

Total net gains on sales of loans and
mortgage-backed securities	$22,759	$5,554	$54,443	$61,436

Secondary marketing gain excluding SFAS 133 as a
percentage of associated sales	0.87%	0.48%	0.82%	0.95%

Mortgage servicing rights activity
Gross balance at beginning of period	$99,127	$92,665	$95,183	$90,584
Additions	1,835	9,091	31,991	61,110
Amortization	(2,998)	(5,001)	(17,789)	(24,774)
Sales	(61,663)	-	(61,663)	-
Impairment write-down	(15,799)	(1,572)	(27,220)	(31,737)

Gross balance at end of period	20,502	95,183	20,502	95,183

Allowance balance at beginning of period	16,832	22,265	13,008	32,855
Provision for (reduction of) impairment	1,505	(7,685)	16,750	11,890
Impairment write-down	(15,799)	(1,572)	(27,220)	(31,737)

Allowance balance at end of period	2,538	13,008	2,538	13,008

Total mortgage servicing rights, net	$17,964	$82,175	$17,964	$82,175

As a percentage of associated mortgage loans	0.86%	0.89%	0.86%	0.89%
Estimated fair value (b)	$17,968	$82,314	$17,968	$82,314
Weighted average expected life (in months)	53	59	53	59
Custodial account earnings rate	2.69%	1.65%	2.69%	1.65%
Weighted average discount rate	9.03	8.95	9.03	8.95

Earnings Release and Table Listing

	December 31,	September 30,	December 31,
(Dollars in Thousands)	2004	2004	2003

Mortgage loans serviced for others
Total	$6,672,984	$10,568,339	$9,313,948
With capitalized mortgage servicing rights: (b)
Amount	2,100,452	10,075,028	9,268,308
Weighted average interest rate	5.59%	5.52%	5.79%
Total loans sub-serviced without mortgage servicing rights	4,541,746	459,307	-

Custodial account balances	$143,765	$229,704	$232,562

(a) Represents the difference between the contractual obligation to pay interest to the investor for an entire month, less the actual interest received when a loan prepays prior to the end of the month. This does not include the benefit of the use of repaid loan funds to increase net interest income.
(b) The estimated fair value may exceed book value for certain asset strata and excluded loans sold or securitized prior to 1996 and loans sub-serviced without capitalized mortgage servicing rights.
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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	December 31,	September 30,	December 31,
(Dollars in Thousands)	2004	2004	2003

Loans held for investment
Loans secured by real estate:
Residential one-to-four units	$11,509,067	$11,645,362	$8,737,471
Residential one-to-four units — subprime	1,254,452	1,167,565	988,039

Total residential one-to-four units	12,763,519	12,812,927	9,725,510
Residential five or more units	96,587	97,363	92,928
Commercial real estate	32,678	42,479	49,286
Construction	67,519	72,599	105,706
Land	25,569	25,764	16,855
Non-mortgage:
Commercial	4,997	5,990	4,975
Automobile	858	1,297	3,823
Other consumer	283,798	235,113	95,319

Total loans held for investment	13,275,525	13,293,532	10,094,402
Increase (decrease) for:
Undisbursed loan funds and net deferred costs and premiums	183,188	152,165	52,447
Allowance for losses	(34,714)	(34,551)	(30,330)

Total loans held for investment, net	$13,423,999	$13,411,146	$10,116,519

Loans held for sale, net
Residential one-to-four units	$1,122,534	$842,853	$276,295
Other consumer	-	63	3,090
Capitalized basis adjustment (a)	(4,059)	2,997	272

Total loans held for sale	$1,118,475	$845,913	$279,657

Delinquent loans
30-59 days	$17,255	$14,539	$21,660
60-89 days	6,278	10,341	10,071
90+ days (b)	23,415	22,687	29,887

Total delinquent loans	$46,948	$47,567	$61,618

Delinquencies as a percentage of total loans	0.33%	0.34%	0.59%

Non-performing assets
Non-accrual loans:
Residential one-to-four units	$20,470	$23,091	$26,325
Residential one-to-four units — subprime	10,696	12,870	15,980
Other	468	464	523

Total non-accrual loans	31,634	36,425	42,828
Real estate acquired in settlement of loans	2,555	2,819	5,803
Repossessed automobiles	-	-	-

Total non-performing assets	$34,189	$39,244	$48,631

Non-performing assets as a percentage of total assets	0.22%	0.25%	0.42%

(a) Reflected the change in fair value of the rate lock derivative from the date of commitment to the date of funding.
(b) All 90 day or greater delinquencies are on non-accrual status and reported as part of non-performing assets.

.Note: Certain prior period amounts have been reclassified to conform to the current presentation.
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